Exhibit 4.7

ELECTROCORE, INC.

and

_____________________________,

as Trustee

INDENTURE

Dated as of ____,_____

Subordinated Debt Securities

ELECTROCORE, INC.

Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of ___,______

Section 310(a) (1)	7.10

(a) (2)	7.10

(a) (3)	Not Applicable

(a) (4)	Not Applicable

(a) (5)	7.10

(b)	7.10

Section 311(a)	7.11

(b)	7.11

(c)	Not Applicable

Section 312(a)	2.6

(b)	10.3

(c)	10.3

Section 313(a)	7.6

(b) (1)	7.6

(b) (2)	7.6

(c) (1)	7.6

(d)	7.6

Section 314(a)	4.2, 10.5

(b)	Not Applicable

(c) (1)	10.4

(c) (2)	10.4

(c) (3)	Not Applicable

(d)	Not Applicable

(e)	10.5

(f)	Not Applicable

Section 315(a)	7.1

(b)	7.5

(c)	7.1

(d)	7.1

(e)	6.14

Section 316(a)	2.10

(a) (1)(a)	6.12

(a) (1)(b)	6.13

(b)	6.8

Section 317(a)(1)	6.3

(a)(2)	6.4

(b)	2.5

Section 318(a)	10.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS

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INDENTURE, dated as of , between electroCore, Inc., a Delaware corporation (the “Company”), and _______________________________, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1         Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Service Agent or authenticating agent.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

“Bearer” means anyone in possession from time to time of a Bearer Security.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s chief executive officer, chief financial officer or principal accounting officer.

“Company Request” means a written request signed in the name of the Company by its Chairman of the Board, a President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in _________________ shall be principally administered, which office as of the date of this instrument is located at ______________________, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at ___________________; Attention: __________________, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Designated Senior Indebtedness” means any of our senior indebtedness that expressly provides that it is “designated senior indebtedness” for purposes of this Indenture (provided that the instrument, agreement or other document creating or evidencing such Senior Indebtedness may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” means the currency of The United States of America.

“ECU” means the European Currency Unit as determined by the Commission of the European Union.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“Foreign Government Obligations” means with respect to Securities of any Series that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Holder” or “Securityholder” means a person in whose name a Security is registered or the holder of a Bearer Security.

“indebtedness” means, with respect to any person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such person and all obligations and all other obligations and liabilities, contingent or otherwise, as lessee under leases for facility equipment (and related assets leased together with such equipment) and under any lease or related document (including a purchase agreement, conditional sale or other title retention or synthetic lease agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the obligations under such lease or related document to purchase or cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP) or pay an agreed upon residual value of the leased property to the lessor; (d) all obligations of such person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such person in respect of, and obligations or liabilities (contingent or otherwise) of such person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such person and (g) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

“Indenture” means this Indenture as amended from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“interest” with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Maturity,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Officer” means the Chairman of the Board, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel who shall be acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division—Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of the penultimate paragraph of Section 1.3, Section 7.1(c)(ii) and the second sentence of Section 7.5 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Senior Indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future Indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, Senior Indebtedness does not include: (i) Indebtedness that expressly provides that it shall not be senior in right of payment to the Securities or expressly provides that it is on the same basis or junior to the Securities; (ii) our indebtedness to any of our majority-owned subsidiaries; and (iii) the Securities.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any specified Person means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“U.S. Government Obligations” means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Section 1.2         Other Definitions.

TERM	DEFINED IN SECTION
“Bankruptcy Law”	6.1
“Custodian”	6.1
“Event of Default”	6.1
“Legal Holiday”	10.7
“mandatory sinking fund payment”	11.1
“optional sinking fund payment”	11.1
“Paying Agent”	2.4
“Payment Blockage Notice”	12.2
“Registrar”	2.4
“Service Agent”	2.4
“successor Person”	5.1

Section 1.3         Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4         Rules of Construction.

Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(c)	references to “generally accepted accounting principles” shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

(d)	“or” is not exclusive;

(e)	words in the singular include the plural, and in the plural include the singular;

(f)	unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture;

(g)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(h)	words importing any gender include the other genders; and

(i)	provisions apply to successive events and transactions.

ARTICLE II

THE SECURITIES

Section 2.1         Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture but all Securities issued hereunder shall be subordinate and junior in right of payment, to the extent and in the manner set forth in Article XII, to all Senior Indebtedness of the Company.

Section 2.2         Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.22) by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate pursuant to authority granted under a Board Resolution:

2.2.1	the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

2.2.2	the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

2.2.3	any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

2.2.4	the date or dates on which the principal of the Securities of the Series is payable;

2.2.5	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

2.2.6	the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

2.2.7	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

2.2.8	the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

2.2.9	the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

2.2.10	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

2.2.11	the forms of the Securities of the Series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

2.2.12	if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

2.2.13	the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, including, but not limited to, the ECU, and if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

2.2.14	the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

2.2.15	if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

2.2.16	the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

2.2.17	the provisions, if any, relating to any security provided for the Securities of the Series;

2.2.18	if the holders of Securities of the Series may convert or exchange the Securities into or for securities of the Issuer or of other entities or other property, the period or periods within which, the rate or rates at which and the terms and conditions upon which Securities of the Series may be converted or exchanged, in whole or in part;

2.2.19	any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

2.2.20	any addition to or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

2.2.21	any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1, but which may modify or delete any provision of this Indenture insofar as it applies to such Series); and

2.2.22	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

Section 2.3         Execution and Authentication.

Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to electronic instructions from the Company or its duly authorized agent or agents, which instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in conclusively relying on: (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4, and stating (i) that the form and terms of the Securities have been established in conformity with the provisions of this Indenture, and (ii) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified therein, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of or a committee of its Responsible Officers shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.4         Agents.

The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served (“Service Agent”). The Registrar shall keep a register with respect to each Series of Securities and of their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes and provided further that there shall be only one registration book for a Series of Securities. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.5         Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

Section 2.6         Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.7         Transfer and Exchange.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8         Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9         Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.10      Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver Securities of a Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

Section 2.11      Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12      Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Securities (subject to the record retention requirement of the Exchange Act) in accordance with the Trustee’s then standard provisions and, upon the written request of the Company, deliver a certificate of such disposition to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation, except as otherwise provided for in this Indenture.

Section 2.13      Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.14      Global Securities.

2.14.1	Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

2.14.2	Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

2.14.3	Legend. Unless otherwise provided pursuant to Section 2.2, any Global Security issued hereunder shall bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

2.14.4	Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

2.14.5	Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of, premium, if any, and interest, if any, on any Global Security shall be made to the Holder thereof.

2.14.6	Consents, Declaration and Directions. With respect to a Global Security, the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner in a Global Security, any Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Securityholders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee and each Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee nor any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

2.14.7	Trustee Protections. Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent, nor any agent thereof, shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.15      CUSIP Numbers.

The Company in issuing the Securities may use CUSIP, ISIN or other similar numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE III

REDEMPTION

Section 3.1         Notice to Trustee.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 45 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.2         Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, if less than all the Securities of a Series are to be redeemed, the Notes shall be selected by lot, pro rata or by such other method that the Trustee deems fair and appropriate (provided that, in the case of Global Notes, the Depositary may select beneficial interests in Global Notes for redemption pursuant to its applicable procedures). The Notes shall be selected from Securities of the Series outstanding not previously called for redemption. Portions of Notes may be selected for redemption of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

Section 3.3         Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least 30 days but not more than 90 days before a redemption date, the Company shall, by mail or, in the case of Global Securities, in accordance with the rules of the applicable Depositary, give a notice of redemption to each Holder whose Securities are to be redeemed and if any Bearer Securities are outstanding, publish on one occasion a notice in an Authorized Newspaper.

The notice shall identify the Securities of the Series to be redeemed (including the CUSIP numbers thereof) and shall state:

(a)	the redemption date;

(b)	the redemption price;

(c)	the name and address of the Paying Agent;

(d)	that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e)	that, unless the Company defaults in making such redemption payment or the Paying agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date

(f)	list the CUSIP number of the Securities and state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

(g)	any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Company’s written request and provision of the form of notice of redemption, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

Section 3.4         Effect of Notice of Redemption.

Once notice of redemption is mailed or published as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

Section 3.5         Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

Section 3.6         Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

COVENANTS

Section 4.1         Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

Section 4.2         SEC Reports.

The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will cause quarterly and annual reports which it makes available to its stockholders to be mailed to the Holders of each Series of Securities. Notwithstanding the foregoing, the Company shall not be required to deliver to the Trustee any materials (i) for which the Company has sought and received confidential treatment by the SEC, or (ii) filed by the Company which are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR), it being agreed that all such filings shall be deemed to have been furnished to the Trustee for purposes of this Section 4.2 without any further action required by the Company. The Trustee shall have no obligation whatsoever to determine whether or not such filings have been made. The Company also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.3         Compliance Certificate.

The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon, and in any event within 15 calendar days after, becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.4         Corporate Existence.

Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.5         Taxes.

The Company shall pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

ARTICLE V

SUCCESSORS

Section 5.1         When Company May Merge, Etc.

The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a “successor Person”), unless:

either:

(1)	the Company shall be the surviving or continuing Person or

(2)	(a)	the successor Person formed by or surviving such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b)	immediately after giving effect to such transaction, no Default or Event of Default, shall have happened and be continuing; and

(c)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Article and that all the proposed transaction and such supplemental indenture comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.2         Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the predecessor Company in the case of a conveyance, transfer or lease shall not be released from its obligations under the Indenture and the Securities.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1         Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers’ Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a)	default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 90 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent for payment of such interest prior to the expiration of such period of 90 days); or

(b)	default in the payment of the principal of any Security of that Series at its Maturity; or

(c)	default in the deposit of any sinking fund payment, when and as due in respect of any Security of that Series; or

(d)	default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series), which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)	the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case,

(ii)	consents to the entry of an order for relief against it in an involuntary case,

(iii)	consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)	makes a general assignment for the benefit of its creditors, or

(v)	generally is unable to pay its debts as the same become due; or

(f)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company in an involuntary case,

(ii)	appoints a Custodian for the Company or for all or substantially all of its property, or

(iii)	orders the liquidation of the Company and the order or decree remains unstayed and in effect for 90 days; or

(g)	any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.2.19.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2         Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or (f)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(e) or (f) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)	the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i)	all overdue interest, if any, on all Securities of that Series,

(ii)	the principal of any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(iii)	to the extent that payment of such interest is lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)	all Events of Default with respect to Securities of that Series, other than the non-payment of the principal of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3         Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a)	default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 90 days, or

(b)	default is made in the payment of principal of any Security at the Maturity thereof, or

(c)	default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4         Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)	to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5         Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6         Application of Money Collected.

Any money collected by the Trustee pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee (including any predecessor trustee) under Section 7.7; and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Company or as a court of competent jurisdiction in a final non-appealable decision may direct.

Section 6.7         Limitation on Suits.

No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b)	the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)	such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to it in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)	the Trustee for 90 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(e)	no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.8         Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10      Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11      Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12      Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

(a)	such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of other Holders (it being understood that the Trustee shall be under no obligation to determine whether such direction is prejudicial to the rights of other Holders),

(b)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c)	subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 6.13      Waiver of Past Defaults.

Subject to Section 6.2, the Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14      Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII

TRUSTEE

Section 7.1         Duties of Trustee.

(a)	In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)	Except during the continuance of an Event of Default:

(i)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)	The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraphs (b) or (g) of this Section;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)	The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

(d)	Every provision of this Indenture that in any way relates to the Trustee is subject to this Section.

(e)	The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity and/or security reasonably satisfactory to it against any loss, liability, damage, claim or expense.

(f)	The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)	No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(h)	The Agents shall be entitled to the protections and immunities as are set forth in this Article with respect to the Trustee.

Section 7.2         Rights of Trustee.

Subject to the provisions of Section 601:

(a)	The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)	Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)	The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)	The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)	The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)	The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)	The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)	In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)	The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)	Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(l)	The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(m)	Notwithstanding any other provision of this Agreement, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

In addition, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Company or any Holders is received by a Responsible Officer of Trustee at its Corporate Trust Office in the manner set forth in this Indenture, and such notice references the Securities and this Indenture. Delivery of reports, information and documents to the

Trustee under Section 4.2 is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute actual or constructive knowledge or notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 7.3         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4         Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any recital or statement contained herein and in the Securities other than its certificates of authentication, and the Trustee or any Agent assumes no responsibility for their correctness. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.5         Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series and, if any Bearer Securities are outstanding, publish on one occasion in an Authorized Newspaper, notice of a Default or Event of Default within 90 days after it occurs or, if later, after the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

Section 7.6         Reports by Trustee to Holders.

Within 60 days after May 15 in each year commencing May 15, the Trustee shall transmit to all Securityholders, and, if any Bearer Securities are outstanding, publish in an Authorized Newspaper, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

Section 7.7         Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed from time to time in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel and of all Persons not regularly in its employ.

The Company shall indemnify each of the Trustee or any predecessor Trustee (including the cost of defending itself) for, and to hold them harmless against, any loss, liability, damage, claim or expense, including fees and expenses of counsel, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by them except as set forth in the next paragraph , arising out of or in connection with this Indenture, the Securities of any Series, the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that the Trustee shall not incur any liability it if fails to so notify and any failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by the Trustee determined by a court of competent jurisdiction to have been through its own gross negligence or willful misconduct.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any Series upon all money, property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities of that Series.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 6.1(e) or (f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The obligations of the Company in this Section 7.7 shall survive the termination for any reason of this Indenture, the satisfaction and discharge of this Indenture or resignation or removal of the Trustee.

Section 7.8         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to Securities of one or more Series if:

(a)	the Trustee fails to comply with Section 7.10;

(b)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)	a Custodian or public officer takes charge of the Trustee or its property; or

(d)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series and, if any Bearer Securities are outstanding, publish such notice on one occasion in an Authorized Newspaper. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under, and the lien provided for in, Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.9         Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a) (1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of Section 310(b)(i) of the TIA any Securities of any other series or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(i) of the TIA are met. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 7.11      Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1         Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)	either:

(i)	all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii)	all such Securities not theretofore delivered to the Trustee for cancellation:

(1)	have become due and payable, or

(2)	will become due and payable at their Stated Maturity within one year, or

(3)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(4)	are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient, without reinvestment, for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b)	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.1, 8.2 and 8.5 shall survive.

Section 8.2         Application of Trust Funds; Indemnification.

(a)	Subject to the provisions of Section 8.5, all money deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.

(b)	The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)	The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.3 or 8.4 which are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.3         Legal Defeasance of Securities of any Series.

Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2.21, to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of such Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute proper instruments acknowledging the same), except as to:

(a)	the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b)	the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and

(c)	the rights, powers, trust and immunities of the Trustee hereunder; provided that, the following conditions shall have been satisfied:

(d)	the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one Business Day before the due date of any payment of money, an amount in cash and/or U.S. Government Obligations and/or Foreign Government Obligations, as applicable, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest, if any, on all the Securities of such Series on the dates such installments of interest or principal are due;

(e)	such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(f)	no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(g)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(h)	the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

(i)	such deposit shall not result in the trust arising from such deposit constituting an investment company (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

(j)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

Section 8.4         Covenant Defeasance.

Unless this Section 8.4 is otherwise specified pursuant to Section 2.2.21 to be inapplicable to Securities of any Series, on and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, 4.5, 4.6, and 5.1 as well as any additional covenants contained in a supplemental indenture hereto for a particular Series of Securities or a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.2.21 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.1) and the occurrence of any event described in clause (e) of Section 6.1 shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

(a)	With reference to this Section 8.4, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars (or such other money or currencies as shall then be legal tender in the United States) and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal and interest, if any, on and any mandatory sinking fund in respect of the Securities of such Series on the dates such installments of interest or principal are due;

(b)	Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c)	No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(d)	the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(e)	the Company shall have delivered to the Trustee an Officers’ Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(f)	The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

Section 8.5         Repayment to Company.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years or such other shorter period set forth in applicable escheat or abandoned or unclaimed property law. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 8.6         Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 8.1, 8.3 or 8.4, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, 8.3 or 8.4, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.1, 8.3 or 8.4, as the case may be; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Securities because of reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

Section 9.1         Without Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities of one or more Series without the consent of any Securityholder:

(a)	to cure any ambiguity, defect, mistake or inconsistency;

(b)	to comply with Article V;

(c)	to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)	to make any change that does not adversely affect the rights of any Securityholder in any material respect;

(e)	to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

(f)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(g)	to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

After any amendment under this Article becomes effective, the Company shall mail to the Securityholders a notice briefly describing such amendment; provided, however, that the failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of any amendment under this Article.

Section 9.2         With Consent of Holders.

The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such waiver by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

Without the consent of each Securityholder affected, an amendment or waiver may not:

(a)	change the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b)	reduce the rate of or extend the time for payment of interest (including default interest) on any Security;

(c)	reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(d)	reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;

(e)	waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(f)	make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;

(g)	make any change in Sections 6.8, 6.13, 9.2, 10.15 or 10.16; or

(h)	waive a redemption payment with respect to any Security or change any of the provisions with respect to the redemption of any Securities.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section becomes effective, the Company shall mail to the Holders of Securities affected thereby and, if any Bearer Securities affected thereby are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

After any amendment under this Article becomes effective, the Company shall mail to the Securityholders a notice briefly describing such amendment; provided, however, that the failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of any amendment under this Article.

Section 9.3         [Reserved.]

Section 9.4         Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5         Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.6         Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Section 9.7         Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 7.1) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel to the effect that such supplemental indenture is enforceable against the Company in accordance with its terms, subject to then customary exceptions. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE X

MISCELLANEOUS

Section 10.1      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.2      Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

if to the Company:

electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, NJ, 07866

Attention: Brian Posner, Chief Financial Officer

if to the Trustee:

__________________________

__________________________

__________________________

Attention: __________________________

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office.

Any notice or communication to a Securityholder shall be mailed by first-class mail to its address shown on the register kept by the Registrar and, if any Bearer Securities are outstanding, published in an Authorized Newspaper. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall not be liable for any losses, liabilities, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 10.3      Communication by Holders with Other Holders.

Securityholders of any Series may communicate pursuant to TIA Section 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.4      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)	an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a) (4)) shall include:

(a)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.6      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7      Legal Holidays.

Unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture for a particular Series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8      No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 10.9      Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 10.10    Governing Laws; Waiver of Jury Trial; Submission to Jurisdiction.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

THE COMPANY IRREVOCABLY CONSENTS AND SUBMITS, FOR ITSELF AND IN RESPECT OF ANY OF ITS ASSETS OR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR ANY UNITED STATES FEDERAL COURT SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, UNITED STATES OF AMERICA, AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES, AND WAIVES ANY IMMUNITY FROM THE JURISDICTION OF SUCH COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AGREES, TO THE FULLEST EXTENT THAT IT LAWFULLY MAY DO SO, THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY, AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE ENFORCEMENT BY ANY COMPETENT COURT IN THE COMPANY’S JURISDICTION OF ORGANIZATION OF JUDGMENTS VALIDLY OBTAINED IN ANY SUCH COURT IN NEW YORK ON THE BASIS OF SUCH SUIT, ACTION OR PROCEEDING.

Section 10.11    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12    Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13    Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14    Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XI

SINKING FUNDS

Section 11.1      Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

Section 11.2      Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers’ Certificate with respect thereto, not later than 15 days prior to the date on which the process of selecting Securities for redemption begins, and shall be credited for such purpose at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

Section 11.3      Redemption of Securities for Sinking Fund.

Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers’ Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers’ Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

ARTICLE XII

SUBORDINATION OF SECURITIES

Section 12.1      Agreement of Subordination.

The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article XII; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on all Securities (including, but not limited to, the redemption price with respect to the Securities called for redemption in accordance with Article III as provided in the Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article XII shall prevent the occurrence of any default or Event of Default hereunder.

Section 12.2      Payments to Holders.

No payment shall be made with respect to the principal of, or premium, if any, or interest on the Securities (including, but not limited to, the redemption price with respect to the Securities to be called for redemption in accordance with Article III as provided in the Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 12.5, if:

(i)	a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(ii)	a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or the Company.

If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (a) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (b) all scheduled payments of principal, premium, if any, and interest on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

(1)	the date upon which the default is cured or waived or ceases to exist, or

(2)	in the case of a default referred to in clause (ii) above, 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article XII otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of, premium, if any, or interest on the Securities (except payments made pursuant to Article VI from monies, securities or other property deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article XII, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution or provision therefor is made to the Holders of the Securities or to the Trustee.

For purposes of this Article XII, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XII with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest on the Securities (including, but not limited to, the redemption price with respect to the Securities called for redemption in accordance with Article 3 as provided in the Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 12.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration at the address set forth in the notice from the Agent (or successor agent) to the Trustee as being the address to which the Trustee should send its notice pursuant to this Section 12.2, unless there are no payment obligations of the Company thereunder and all obligations thereunder to extend credit have been terminated or expired.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Nothing in Section 12.1 or 12.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 6.6 and 7.7. This Section 12.2 shall be subject to the further provisions of Section 12.5.

Section 12.3      Subrogation of Securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XII (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XII, and no payment over pursuant to the provisions of this Article XII, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article XII, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article XII are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article XII.

Section 12.4      Authorization to Effect Subordination.

Each Holder of a Security by the holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XII and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 12.5      Notice to Trustee.

The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee at its Corporate Trust Office and to any paying agent of any fact known to the Company which would prohibit the making of any payment of monies, securities or other property to or by the Trustee or any paying agent in respect of the Securities pursuant to the provisions of this Article XII. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies, securities or other property to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XII, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a Holder of any Security or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than three Business Days prior to the date upon which by the terms hereof any such monies, securities or other property may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee shall not have received, with respect to such monies, securities or other property the notice provided for in this Section 12.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies, securities or other property and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such three Business Day period.

Notwithstanding anything in this Article XII to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies, securities or other property deposited with it pursuant to Section 8.1, and any such payment shall not be subject to the provisions of Section 12.1 or 12.2.

The Trustee, subject to the provisions of Section 7.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.6      Trustee’s Relation to Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 7.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

Section 12.7      No Impairment of Subordination.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 12.8      Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 12.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 12.9      Senior Indebtedness Entitled to Rely.

The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article XII, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ELECTROCORE, INC.

By: ____________________________
Name:
Title:

__________________________, as Trustee

By: ____________________________
Name:
Title: